SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

FTI Consulting, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland	21401
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (410) 224-8770

Item 5.	Other Events and Required FD Disclosure.

On September 25, 2003, FTI Consulting, Inc. announced that it had reached an agreement to acquire the assets of Lexecon from its parent company, Nextera Enterprises, Inc. The acquisition of Lexecon is subject to customary conditions, including Nextera Enterprises shareholder approval and Hart-Scott-Rodino review. A copy of the asset purchase agreement for the transaction and the full text of the press release are set forth as exhibits hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

2.1	Asset Purchase Agreement dated September 25, 2003, by and among FTI Consulting, Inc., LI Acquisition Company, LLC, Nextera Enterprises, Inc., Lexecon Inc., CE Acquisition Corp. and ERG Acquisition Corp.

99.1	Press Release dated September 25, 2003, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/s/ THEODORE I. PINCUS

Theodore I. Pincus Executive Vice President and Chief Financial Officer

Date: October 2, 2003

EXHIBIT INDEX

Exhibit	Description

2.1	Asset Purchase Agreement dated September 25, 2003, by and among FTI Consulting, Inc., LI Acquisition Company, LLC, Nextera Enterprises, Inc., Lexecon Inc., CE Acquisition Corp. and ERG Acquisition Corp. FTI will furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

99.1	Press Release dated September 25, 2003, of FTI Consulting, Inc.